                                                                     Exhibit 11
                           PAYLESS SHOESOURCE, INC.
                           ------------------------
                     COMPUTATION OF NET EARNINGS PER SHARE
                     -------------------------------------


                                    13 Weeks Ended          39 Weeks Ended
                                  -------------------    --------------------
                                  Oct. 31,    Nov. 1,    Oct. 31,    Nov. 1,
(Thousands, except per share)       1998       1997        1998       1997
                                  --------   --------    --------    --------
Basic Computation:
------------------

Net earnings                      $ 33,688   $ 33,493    $120,747   $111,508

Weighted average common
 shares outstanding                 34,377     37,473      36,060     38,816
                                  --------   --------    --------   --------

Basic earnings per share          $   0.98   $   0.89    $   3.35   $   2.87
                                  ========   ========    ========   ========


Diluted Computation:
--------------------

Net earnings                      $ 33,688   $ 33,493    $120,747   $111,508

Weighted average common
 shares outstanding                 34,377     37,473      36,060     38,816

Net effect of dilutive stock
  options based on the treasury
  stock method                         111        661         372        396
                                  --------   --------    --------   --------
Outstanding shares for diluted
  earnings per share                34,488     38,134      36,432     39,212
                                  ========   ========    ========   ========

Diluted earnings per share        $   0.98   $   0.88    $   3.31   $   2.84
                                  ========   ========    ========   ========


Note: Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes the effect of conversions of options.